                                                                    EXHIBIT 11.0

                            DIGITAL BIOMETRICS, INC.
                   STATEMENT RE: COMPUTATION OF LOSS PER SHARE


The per share computations are based on the weighted average number of common shares outstanding during the periods.

                                                       Three Months Ended                  Nine Months Ended
                                                            June 30,                            June 30,
                                                ------------------------------      ------------------------------
                                                     1996             1995              1996               1995
                                                ------------      ------------      ------------      ------------
Shares outstanding at beginning of period          9,374,189         7,823,633         7,833,633         7,787,959

Shares issued under retirement plan                     --                --              16,831             8,814

Restricted stock awards, net of forfeitures             --                --              17,456             6,360

Exercise of options and warrants                        --              10,000           157,500            30,500

Shares issued from debenture conversion            1,342,808              --           2,691,577              --

                                                ------------      ------------      ------------      ------------
Shares outstanding at end of period               10,716,997         7,833,633        10,716,997         7,833,633
                                                ============      ============      ============      ============

Weighted average shares outstanding (A)           10,565,580         7,830,886         9,011,169         7,807,577
                                                ============      ============      ============      ============

Net loss                                        $ (2,466,750)     $   (345,031)     $ (5,820,768)     $ (1,001,564)
                                                ============      ============      ============      ============

Loss per common share                           $      (0.23)     $      (0.04)     $      (0.65)     $      (0.13)
                                                ============      ============      ============      ============


(A) Stock options and other common share equivalents are not included in the calculation of the net loss per common share for the three- and nine-month periods ended June 30, 1996 and 1995 as their effect is antidilutive.